UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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SOURCECORP, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2004

Dear Stockholder:

You are cordially invited to attend our 2004 Annual Meeting of Stockholders, which will be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204 on Wednesday, May 26, 2004, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

At the meeting, you will be asked to consider and vote upon: (i) the election of seven (7) Directors; and (ii) such other business as may properly come before the meeting and any adjournment thereof.

We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to you together with the enclosed proxy materials.

Sincerely,

Thomas C. Walker Chairman and Chief Development Officer

Ed H. Bowman, Jr. President and Chief Executive Officer

3232 MCKINNEY AVENUE, SUITE 1000, DALLAS, TEXAS 75204

SOURCECORP, Incorporated
3232 MCKINNEY AVENUE, SUITE 1000
DALLAS, TEXAS 75204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2004

NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204 on Wednesday, May 26, 2004, at 10:00 a.m. (local time), for the following purposes:

(1)         To elect seven (7) Directors, each to serve for a term of one year and until his successor is duly elected and qualified; and

(2)         To transact such other business as may properly come before our Annual Meeting and any adjournment thereof.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2003, Proxy Statement and form of Proxy are being mailed together with this Notice.

Only stockholders of record as of the close of business on April 13, 2004 are entitled to notice of, and to vote at, our Annual Meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

You are cordially invited to be present at our Annual Meeting. It is important to you and to us that your shares be voted at our Annual Meeting.

By Order of our Board of Directors

Charles S. Gilbert Senior Vice President, General Counsel and Secretary

April 23, 2004

IMPORTANT NOTICE:

WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. AS SET FORTH IN THE PROXY STATEMENT, THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND AND TO VOTE AT OUR ANNUAL MEETING.

SOURCECORP, Incorporated

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2004

This Proxy Statement and the accompanying form of proxy (“Proxy”) are being furnished to our stockholders in connection with the solicitation of Proxies by our Board of Directors for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204 on Wednesday, May 26, 2004, at 10:00 a.m. (local time), and at any adjournment thereof. Only stockholders of record as of the close of business on April 13, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting.

This Proxy Statement and the accompanying Proxy materials, together with a copy of our Annual Report to our Stockholders for the fiscal year ended December 31, 2003 (the “Annual Report”), are being sent or given to our stockholders commencing on or about April 23, 2004.

At the Annual Meeting, our stockholders will be asked to consider and vote upon: (1) the election of seven (7) Directors; and (2) such other business as may properly come before the Annual Meeting and any adjournment thereof.

Our principal executive offices are located at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, and our telephone number at that address is (214) 740-6500.

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY TO US IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

VOTING RIGHTS AND VOTES REQUIRED

Holders of record of the common stock as of the close of business on the Record Date will be entitled to one vote for each share held on all matters to come before the Annual Meeting. As of the close of business on the Record Date, there were 16,282,948shares of our common stock outstanding (excluding 36,670 shares held by one of our wholly-owned subsidiaries and 13,841 shares of our common stock held by us). The presence, in person or by Proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum. Assuming a quorum, the nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

With regard to the election of Directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum, but will have no other effect. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the election of Directors.

VOTING OF PROXIES

If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified in the Proxy. In the absence of instructions to the contrary, these shares will be voted in favor of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy. Our Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any matters that will come before the Annual Meeting. In the absence of instructions to the contrary, however, it is the intention of each of the persons named in the accompanying Proxy to vote all properly executed Proxies on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

REVOCATION OF PROXIES

Any stockholder may revoke such stockholder’s Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by filing with Charles S. Gilbert, our Senior Vice President, General Counsel and Secretary, at 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204, a written notice of revocation or a subsequently dated, executed Proxy at any time prior to the time it has been voted at the Annual Meeting, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy).

SOLICITATION OF PROXIES

The accompanying Proxy is solicited by our Board of Directors, and the cost of the solicitation will be borne by us. Proxies may be solicited by our Directors, officers and employees, none of whom will receive any additional compensation for his or her services. Solicitation of Proxies may be made personally or by mail, telephone, facsimile or messenger. We will pay persons holding shares of our common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals. We have engaged American Stock Transfer and Trust Company as proxy solicitor for a fee of approximately $2,000 plus out-of-pocket costs and expenses.

GOVERNANCE MATTERS

Independence

The Board has adopted director independence standards in accordance with the National Association of Security Dealers’ (“NASD”) recent listing standards as well as the additional independence requirements applicable to Audit Committee members promulgated under the Securities Exchange Act of 1934. At its February 2004 meeting, the Board determined that 5 of it’s 8 directors are independent in accordance with the adopted standards and that 4 of the 7 director nominees are independent under such standards. Messrs. Bowman, Walker and Lowenstein are not independent under such standards. Further, each of the Company’s Audit, Nominating and Corporate Governance, and Compensation Committees are composed entirely of independent directors under such standards.

Lead Director

In its February 2004 meeting, the Nominating and Corporate Governance Committee designated, and the Board ratified, Michael J. Bradley as the Company’s independent “Lead Director.” Mr. Bradley presides at all executive sessions of the non-employee directors. Executive sessions of non-employee Directors are held at each quarterly Board meeting and executive sessions of independent Directors are held from time to time, but at least annually.

Continuing Education

In 2002, the Board passed a resolution encouraging each member of the Board of Directors to attend on an annual basis at least one continuing education seminar on a relevant topic.

Meetings and Attendance

The Board met in person four times in 2003 and three times by teleconference. The independent directors help shape the agenda for such meetings. During 2003, each member of the Company’s Board of Directors attended 100% of their Board and respective committee meetings. In 2002, the Company extended the length of some of its Board meetings, with certain meetings lasting more than one day. In 2003, the Company began holding some meetings at operational locations in order to provide independent directors first hand exposure to the Company’s business; it is the Company’s intention to hold at least one Board meeting per year at such an operational location. The Board regularly schedules a Board meeting to occur the day prior to, or the day of, the annual shareholders’ meeting. Although the Company has no formal policy on director attendance at the annual shareholders’ meeting, this scheduling facilitates their attendance. All of the then-current members of the Board attended the Company’s last annual meeting and are expected to attend this year’s annual meeting.

Board Evaluations

In 2003, the Nominating and Corporate Governance Committee began developing a process for performing Board self-evaluations. The evaluation process was completed for the first time in 2004, and it is the Board’s intention to repeat such self-evaluations on an annual basis.

Communications with Directors

The Board of Directors welcomes shareholder input and suggestions. Those wishing to contact the Board may do so by sending a letter to SOURCECORP, Incorporated Board of Directors, 3232 McKinney Av., Suite 1000, Dallas, Texas 75204, attn: Lead Director.

Code of Ethics

The Company has previously had various business conduct policies. The Board has recently updated and consolidated certain of these policies and made them applicable to its employees and officers as well as to its directors.  Such policies include a Code of Ethics applicable to the CEO, CFO and other financial professionals, including the principal accounting officer. Only the Board of Directors can amend or grant waivers from the provisions of the Code relating to Directors or Executive Officers, and any such amendments or waivers will be promptly posted at http://www.srcp.com. That Code of Ethics Applicable to the CEO, CFO and Other Financial Professionals is available by sending a written request to SOURCECORP, Incorporate, 3232 McKinney Av., Suite 1000, Dallas, Texas 75204, attn: Charles S. Gilbert, Senior Vice President, General Counsel and Secretary.

Shareholder Recommendations for Directors

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to SOURCECORP—Nominating and Corporate Governance Committee, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204. The written submission should contain: the name and address of the shareholder recommending the individual, as well as the individual’s name and address; a description of all arrangements or understandings (if any) between the shareholder and the individual being recommended as a potential director; such information about the individual being recommended as would be required to be included in a proxy statement filed under then-current SEC rules; and an indication of the individual’s willingness to serve as a director of the Company. The committee will consider candidates recommended by shareholders who comply with the foregoing procedures.

Minimum Director Nominee Qualifications; Separate Chairman and CEO

In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict or appear to conflict with the interests of the company and be willing and able to commit the necessary time for Board and committee service. The Nominating and Corporate Governance Committee believes that Board members should represent a balance of backgrounds and skills, including, for example, public company, marketing, finance, international and strategic planning experience. The committee believes it is desirable for one or more Board members to be a current CEO or senior officer in a relevant business process outsourcing, knowledge based processing or subject matter expertise solutions industry. To comply with regulatory requirements, a majority of Board members must qualify as independent members under applicable NASD and governance requirements, and at least one Board member must qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission. Finally, the Company has historically separated the functions of Chairman of the Board and CEO, and the Company intends to continue this practice.

Identification and Evaluation of Director Candidates

The Nominating and Corporate Governance Committee’s objective is to identify future potential directors sufficiently in advance so that the committee can provide both the candidates and the company the opportunity to evaluate one another and potential Board service over a period of time. With respect to candidates identified by management, individual directors or shareholders, the Committee makes a preliminary review of the candidate’s background, career experience and qualifications based on publicly available information or information provided by the person who identifies the candidate. If a consensus is reached in the Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, and a Board vacancy exists or is likely to occur in the foreseeable short term, the candidate is contacted to confirm his or her interest and willingness to serve. The Committee conducts in-person interviews and may invite other Board members or senior Company officers or managers to interview the candidate to assess his or her overall qualifications. In the context of the current composition and needs of the Board and its committees, the committee considers factors such as independence, integrity, education, skills, expertise, breadth of experience, knowledge about the Company’s business or industry and willingness to devote adequate time and effort to Board and committee responsibilities.

At the conclusion of this process, the Nominating and Corporate Governance Committee reaches a conclusion and reports the results of its review to the full Board. The report includes a recommendation whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.

Use of Consultants

As needed, the Nominating and Corporate Governance Committee may retain the services of consulting firms who specialize in identifying and evaluating director candidates; however, the committee has no present intention to do so nor has it done so in the past. Such firms identify potential director candidates meeting criteria provided by the committee (such as business experience, background, etc.), verify information about the prospective candidate’s credentials, and obtain a preliminary indication of interest and willingness to serve as a board member, without specifically identifying the company. The Company would pay such a firm a consulting fee for time and effort expended in providing these services.

PROPOSAL 1

ELECTION OF DIRECTORS

Seven (7) Directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified.

The following information is furnished as of March 31, 2004, with respect to our seven (7) nominees for election as Directors. Our Board of Directors has recommended the nominees named below. In making such recommendation, our Board, and our Board’s Nominating and Corporate Governance Committee, has made a deliberate effort to transition from a Board that for the term ended in May 2000 had a majority of employee directors, to a Board that when elected will be comprised of all but two nonemployee directors and a majority of directors that are “independent” as defined by the NASD’s recently adopted listing standards. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of our Common Stock represented by properly executed Proxies for the nominees named below. Although such nominees have indicated that they will serve as our Directors, should any of them be unable to serve, the Proxies will be voted for the election of a substitute nominee designated by our Board of Directors or our Board of Directors will elect to reduce the number of Directors constituting our Board of Directors. There is no cumulative voting for Directors.

Nominees for Directors

Thomas C. Walker, age 71, has been our Chairman of the Board since our inception in September 1994 and has been our Chief Development Officer since November 1995. From September 1994 until November 1995, Mr. Walker held the positions of President and Chief Executive Officer. From August 1991 to December 1994, Mr. Walker was Vice President, Corporate Development, of Laidlaw Waste Systems, Inc., a subsidiary of Laidlaw, Inc., a waste management company, where he was responsible for its acquisition and divestiture program in the United States and Mexico. Mr. Walker has been responsible for the acquisition or divestiture of several hundred businesses over a 30-year period. Mr. Walker holds a B.S. in Industrial Engineering from Lafayette College.

Ed H. Bowman, Jr., age 57, has been our President and Chief Executive Officer and a Director since November 1995. From 1993 to 1995, Mr. Bowman was Executive Vice President and Chief Operating Officer of the Health Systems Group for First Data Corporation, a financial services company. Mr. Bowman was responsible for the day-to-day operations of research and development, marketing and customer service. From 1983 to 1993, Mr. Bowman served in a number of executive positions with a leading healthcare information systems company; responsibilities included VP—International, VP—Marketing, Senior VP—Customer Services, Group Senior VP—Research and Development, and last serving as Executive Vice President and Chief Operating Officer with responsibility for domestic operations. Prior to 1983, Mr. Bowman was with Andersen Consulting (currently known as Accenture), where he was elected a Partner. Mr. Bowman became a C.P.A. in 1973 and holds an M.S. degree from Georgia Institute of Technology and a B.B.A. from Georgia State University. Mr. Bowman is an investor and former board member of several early-stage, privately held high technology companies and has served on the Board of the Advanced Technology Development Center at Georgia Tech. Mr. Bowman currently serves on the Advisory Board to the President of Georgia Tech and on the Advisory Board of the Robinson School of Business at Georgia State University.

G. Michael Bellenghi, age 55, has been one of our directors since May 2003, and prior to that from the consummation of the Company’s IPO until his resignation, which was effective May 11, 1999. Mr. Bellenghi is also a shareholder and a director of Home Health Corporation of America, a private provider of home care services headquartered in Philadelphia. A certified public accountant, Mr. Bellenghi began his career in the public accounting profession, where he spent more than 20 years with the firm, Deloitte & Touche LLP. A partner in the firm’s audit function, Mr. Bellenghi served as the Partner-in-Charge of the Philadelphia office Healthcare Practice for 10 years until 1990. In 1991, he co-founded and served as Managing Partner of a management-consulting firm, which provided a vast array of strategic, operational and financial support to various sectors of the healthcare industry. From 1995 to 1999, Mr. Bellenghi also served as Chairman and CEO of Recordex, a subsidiary of the Company. He is former Chairman and currently a member of the Board of Trustees of The Center for Autistic Children of Philadelphia. He is also a member of the Board of Directors of Riddle Memorial Hospital; a private nonprofit hospital located in Media, PA. Mr. Bellenghi holds a B.S. in Accounting from LaSalle University, and is a member of both the American and the Pennsylvania Institutes of Certified Public Accountants.

Michael J. Bradley, age 59, has been one of our Directors since January 1996. Since January 1991 and through January 1996, Mr. Bradley has served as a principal and as a member of the Board of Directors of the predecessor of one of our subsidiaries, Recordex. Recently, Mr. Bradley served as the Senior Associate

Dean of Drexel University School of Medicine and is Managing Director of B F Healthcare, Inc. From 1988 to 1998 Mr. Bradley served as Chairman of First Executive Bank and from 1998 to 2003 he served as Vice Chairman of First Republic Bank. From May 1994 through 1997, Mr. Bradley was Executive Vice President of Mercy Health Corporation of Southeast Pennsylvania. Prior to joining Mercy Health Corporation, Mr. Bradley served as President and Chief Executive Officer of several healthcare organizations, including Thomas Jefferson University Hospital and North Philadelphia Health System, both of which are located in Philadelphia, and the Columbia Presbyterian Medical Center in New York City. Mr. Bradley is a certified public accountant and holds a B.S. in Business Administration from Drexel University.

David Lowenstein, age 42, has been one of our Directors since February 1995. Since January 2000, Mr. Lowenstein has also been a Consultant to us. From February 1995 to December 1999, Mr. Lowenstein was our Executive Vice President—Corporate Development and Acquisitions. From November 1997 through December 1999, Mr. Lowenstein was our Treasurer. From July 1996 through November 1997, Mr. Lowenstein held the additional position of our Chief Financial Officer. Prior to joining us, Mr. Lowenstein served, since February 1994, as Vice President, Business Development of Laidlaw Waste Systems, Inc., with overall responsibility for Laidlaw Waste System’s acquisition and divestiture program in North America. Mr. Lowenstein has been responsible for the acquisition or divestiture of over 75 businesses in North America and Europe. Mr. Lowenstein holds a B.A. in Economics from Sir Wilfred Laurier University and an M.S. in Public and Business Administration from Carnegie Mellon University. Mr. Lowenstein is a citizen of Canada.

Donald F. Moorehead, Jr., age 53, has been one of our Directors since January 1995. Since January 2002, Mr. Moorehead has been Chairman and Chief Executive Officer of General Waste Corporation, a private non-hazardous solid waste company. Mr. Moorehead currently serves as Chairman of the Board of Worldwide Rock Enterprises, L.P., a distributor of masonry and stone materials. From January 1998 until 2002, Mr. Moorehead was initially Vice Chairman of the Board and later Chairman of the Board and Chief Executive Officer of EarthCare Company, a liquid waste company. In April 2002, Earthcare filed for Chapter 11 bankruptcy protection. Mr. Moorehead is the founder of U.S.A. Waste Services, Inc., which subsequently became the largest solid waste company in the world. From October 1990 through May 1994, he served as its Chairman of the Board and Chief Executive Officer, from 1994 through August 1997, he served as Vice Chairman and Chief Development Officer. Mr. Moorehead was Chairman of the Board and Chief Executive Officer of Mid-American Waste Systems, Inc., a waste management company, from its inception in December 1985 until August 1990 and continued as a director until February 1991. From 1977 until 1984, Mr. Moorehead served in various management positions with Waste Management, Inc. From November 1996 through June 2003, Mr. Moorehead served as a director of Environmental Research and Education Foundation, an independent non-profit organization that funds research and education relating to the environmental services industry. Mr. Moorehead was inducted to the EIA Hall of Fame on June 10, 1998. Mr. Moorehead holds a B.S. in Engineering Mathematics from the University of Tulsa.

The Hon. Edward M. Rowell, age 72, has been one of our Directors since January 1996. From April 1990 to August 1994, Mr. Rowell served as the United States Ambassador to Luxembourg, from January 1988 to April 1990 as the United States Ambassador to Portugal and from August 1985 to January 1988 as the United States Ambassador to Bolivia. He is currently a director of the American Academy of Diplomacy and a director/member of the Budget and Finance Committees of the Association for Diplomatic Studies and Training and the DACOR-Bacon House Foundation, each of Washington, D.C. Mr. Rowell holds a B.A. in International Relations from Yale University and was a Sloan Executive Fellow at the Stanford University Graduate School of Business.

VOTE REQUIRED FOR APPROVAL

The seven (7) nominees receiving a plurality of the votes cast at the Annual Meeting for the election of Directors will be elected as Directors.

Our Board of Directors recommends a vote FOR its nominees to our Board of Directors

COMPENSATION OF DIRECTORS

Directors who are our employees do not receive additional compensation for serving as Directors. Each Director who is not our employee receives a fee of $2,500 for attendance at each Board of Directors’ meeting; and $1,250 for attendance at committee meetings (unless held on the same day as a Board of Directors’ meeting), with Committee Chairmen receiving $1,250 for separate, individual meetings. Non-employee Directors received a grant of 2,000 shares of restricted stock (vesting in 20%/30%/50% annual increments) for 2003 and it is the intention that annual grants in the future shall consist of such number of shares that equals $40,000 divided by the average closing price of our common stock for the 10 days prior to the applicable annual meeting (with a similar 20%/30%/50% vesting period). Further, in 2003, we made a one-time grant to each of our then Committee Chairmen (Messrs. Moorehead, Bradley and Rowell) of 1,000 shares of restricted stock (with a similar 20%/30%/50% vesting period) for each of their service in these capacities. All of our Directors are reimbursed for out-of-pocket expenses incurred in their capacity as Directors.

BOARD AND COMMITTEE MEETINGS

Our Board has evolved from a Board consisting of a majority of employee directors for the term ended May 2000, to our current slate of director nominees, which is comprised of 5 out of 7 nonemployee directors (being four independent, nonemployee directors, one nonemployee director with a consulting relationship with us, and two employee directors). Our Board of Directors met seven times (five times in person and twice by telephone) during 2003. Our non-employee directors meet on a regular basis outside the presence of management. All of our Directors attended 100% of the aggregate of all meetings of the Board of Directors and the committees on which they served during 2003.

Our Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of the Executive Committee are Mr. Walker and Mr. Bowman. As described in more detail below, our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are currently comprised solely of “independent directors” as defined by the NASD. Periodically our Nominating and Corporate Governance Committee reviews the makeup of the various committees and rotates membership or Chair positions as they deem appropriate.

The members of our Audit Committee presently are Mr. Bellenghi (Chairman), Mr. Bradley, Mr. Moorehead and Mr. Rowell. Each of these individuals is “independent” as currently defined in Rule 4200(a)(14) of the NASD’s listing standards. Further, our Board has determined that our Audit Committee has at least one member, Mr. Bradley, who qualifies as an “audit committee financial expert” as defined by rules promulgated by the Securities and Exchange Commission (“SEC”). The Company has had a standing audit committee since the consummation of the Company’s initial public offering in 1996. The Audit Committee is formed in accordance with Section 3(a)58(a) of the Exchange Act, and currently acts pursuant to the Audit Committee Charter most recently amended by the Board of Directors on December 2, 2003. A copy of such charter is attached as Appendix “A” to this Proxy Statement. Our Audit Committee meets regularly with our independent accountants outside the presence of management as well as with the head of our internal audit department. Our Audit Committee is authorized to engage outside counsel and other advisors as may be necessary to carry out their duties. Our Audit Committee is generally responsible for appointing our independent auditors and overseeing our accounting and internal audit functions, including reviewing, with our independent auditors: (i) the general scope of their audit services and the annual results of their audit; (ii) the reports and recommendations made to our Audit Committee by the independent auditors; and (iii) our internal control structure. Our Audit Committee held five meetings during 2003.

The members of our Compensation Committee presently are Mr. Bradley, Mr. Moorehead (Chairman) and Mr. Rowell, each of whom are independent directors as indicated above. Our Compensation Committee is responsible for reviewing and making recommendations to our Board of Directors concerning remuneration of our executive officers. Our Compensation Committee also determines stock options or restricted stock awards to be granted to our executive officers pursuant to our 2002 Long-Term Incentive Plan (the “2002 Plan”). Our Compensation Committee held two formal meeting during 2003 and additional informal meetings integrated into various Board meetings.

The members of our Nominating and Corporate Governance Committee presently are Mr. Bradley, Mr. Shaw, Mr. Rowell (Chairman) and, as of February 24, 2004, Mr. Bellenghi, each of whom are “independent” as currently defined in Rule 4200(a)(14) of the NASD’s listing standards. Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors concerning nominees for election to our Board of Directors and concerning members for each of the Company’s standing Board committees. The Nominating and Corporate Governance Committee also reviews and assesses the Company’s corporate governance guidelines and Board and Board committee functioning, making recommendations from time to time to the Board as to matters of corporate governance. Further, the committee is designed to facilitate information flow to the Board both with respect to the Company and with respect to best practices in corporate governance. Our Nominating and Corporate Governance Committee held two formal meeting during 2003. Our Nominating and Corporate Governance Committee charter is available on the Company’s website at www.srcp.com.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our Board of Directors and serve at the discretion of our Board. Our executive officers (other than Messrs. Walker and Bowman, whose information is set forth under the section entitled “Election of Directors”), their respective ages, positions and certain other information as of March 22, 2004, with respect to each of them are set forth below as well as such information for certain key employees.

Ralph D. Burns, age 49, has been Vice President of Corporate Development for SOURCECORP since May of 2003. From 1999 until May 2003, Mr. Burns held several senior management roles at EDS including Vice President of Marketing and Portfolio Management globally for E solutions, the solutions consulting division of EDS, responsible for global business strategy, M&A, Alliances, Marketing, Communications, Portfolio Management, and Market Analyst Relations. In 1998 and 1999 Mr. Burns was Director for Cap Gemini America responsible for the Financial and E-Commerce practices in the southwest. From 1979 until 1998 Mr. Burns held various positions at MTech (acquired by EDS in 1988) including VP Corporate Operations and VP Emerging Business Development where he was responsible for developing new businesses areas. From 1973 until 1979 Mr. Burns held various management positions at Republic National Bank in Dallas.

Stephen W. Davis, age 36, has been Chief Information Officer since January 2004. From April 2002 to January 2004, Mr. Davis was Chief Technology Officer for SOURCECORP’s Business Process Solutions Division. From December 1999 until joining SOURCECORP, Mr. Davis was Executive Vice President at Michael’s Stores where Mr. Davis led advanced technology initiatives, including the launch of Michaels’ first electronic commerce business and call center operations, as well as supply chain enablement programs. Mr. Davis also held various technology management positions at IBM and led the e-Business Solutions Group for IBM’s Western Geography, providing leadership for large-scale professional services and systems integration projects. Mr. Davis has a successful 16 year track record in technology management focused on customer-oriented, high-impact technology solutions. Mr. Davis is an honors graduate of Texas A&M University where he majored in Information Management Systems.

David Delgado, age 43, has been a Division President since January 2004. Mr. Delgado joined the Company in September 1996 as a result of SOURCECORP acquiring Zia Information Analysis Group, Inc. From July 1999 to January 2004, Mr. Delgado was responsible for the legal consulting business segment at SOURCECORP. Prior to joining SOURCECORP, Mr. Delgado founded and served as the President and Chief Executive Officer of Zia Information Analysis Group, Inc. specializing in expert witness testimony and case management services. Prior to founding Zia Information Analysis Group, Inc., Mr. Delgado was a Partner with Peterson Consulting, a national consulting firm specializing in economic damage and expert witness testimony. Mr. Delgado has provided expert witness testimony in both California State Court and Federal Court. Mr. Delgado graduated from Stanford University where he majored in civil engineering and minored in economics.

Barry L. Edwards, age 56, has been Executive Vice President and Chief Financial Officer since August 2000. From November 1994 to March 2000, Mr. Edwards was Executive Vice President and Chief Financial Officer for AMRESCO, a nationwide financial services company. He was responsible for the company’s financial reporting, treasury and risk management, corporate accounting, information technology, audit, human resources and investor relations. From December 1978 to November 1994, Mr. Edwards was Vice President and Treasurer of Liberty Corporation, an insurance and broadcasting holding company, where he was responsible for all aspects of finance, including SEC reporting, financing, tax and audit functions. Mr. Edwards received a B.S. degree in Finance and Economics from Lehigh University in 1969 and an M.B.A. degree from the University of Virginia Darden School Of Business in 1972. Mr. Edwards is a board member for Ryan’s Family Steakhouses and Robert Harris Homes.

Charles S. Gilbert, age 37, has been a Senior Vice President, Secretary and General Counsel since January 2001, a Vice President, Secretary and General Counsel since August 2000, our Secretary and acting General Counsel since July 2000 and corporate counsel since April 2000. From 1991 until joining us, he practiced law in the corporate securities section of Jackson Walker LLP, Dallas, where he was elected partner. Mr. Gilbert holds a B.S. in Physics from The University of Texas and a J.D. from The University of Texas School of Law.

W. Bryan Hill, age 37, has been a Vice President and our Chief Accounting Officer since November 2001. From August 2000 to October 2001, Mr. Hill served with us as a Director of Accounting. From July 1996 until joining us, Mr. Hill was Senior Vice President of Accounting and Finance with FirstPlus Consumer Finance. Previously, Mr. Hill held various accounting and finance positions with Associates First Capital for over seven years with Director of Corporate Finance being his last position. Mr. Hill holds a B.B.A. in Accounting from Texas Christian University and has been a C.P.A and a C.M.A since 1996 and 2000, respectively.

Michael S. Rupe, age 53, has been a Division President since September 2000. From March 1998 through August 2000, Mr. Rupe served as President and Chief Executive Officer of Solomon Software, Inc., an accounting and business software company that was sold to Great Plains Software in June 2000. From March 1997 to February 1998, Mr. Rupe served as Executive Vice President and Chief Financial Officer of Solomon Software, Inc. From August 1995 through February 1997, Mr. Rupe was Senior Vice President of Finance and Administration at FormMaker Software, Inc., a document technology company, which merged with Image Sciences Corp. to form DocuCorp International. Mr. Rupe holds a B.S. in Accounting from the University of Kentucky.

Kerry Walbridge, age 52, has been a Division President since March 2001. From April 2000 to December 2000, Mr. Walbridge was President and CEO of eMake Corporation, a first-to-market provider of web hosted Enterprise Resource Planning (ERP) software solutions and electronic supply chain services to the manufacturing market. From August 1998 to April 2000, Mr. Walbridge was Senior Vice President Sales and Marketing for Outsourcing Solutions, Inc., the nation’s largest provider of accounts receivable management services. From November 1991 to June 1993 and from June 1996 to August 1998, Mr. Walbridge was a Division Vice President for Electronic Data Systems (EDS) and from April 1988 to November 1991 Mr. Walbridge was a Division Vice President for McDonnell Douglas Systems Integration. Mr. Walbridge received a B.S. in business from St. Louis University.

Ronald Zazworsky, age 60, has been a Division President since November 2000. From October 1997 until November 2000, Mr. Zazworsky was our Senior Vice President—HealthSERVE. From February 1994 until July 1997, Mr. Zazworsky was Senior Vice President at Medaphis Corporation, an outsourcer of financial and business management services for hospitals and physician groups. From April 1992 to February 1994, Mr. Zazworsky was President and CEO at Habersham Banking Solutions, Inc., a private check imaging software firm where he also served on its board of directors. Prior to 1992, Mr. Zazworsky was employed at HBOC, a healthcare systems and services organization, as Regional Vice President for eight years. Previously, Mr. Zazworsky held various sales, marketing and management positions at IBM. Mr. Zazworsky holds a B.A. from Gettysburg College and an M.B.A. from Emory University.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee has reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2003. The Committee also has discussed with Deloitte & Touche LLP, our independent auditors for 2003, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Deloitte & Touche LLP that firm’s independence from management and the Company.

Based on the review and discussions referred to in the above paragraph, our Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

One duty of the Audit Committee is to annually appoint the Company’s independent auditors. In performing that duty, the Audit Committee appointed Deloitte & Touche LLP as the Company’s independent auditors for 2004.

G. Michael Bellenghi, Chairman
Michael J. Bradley
Donald F. Moorehead, Jr.
Hon. Edward M. Rowell

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Our Compensation Committee is comprised of independent, non-employee directors, and subject to the employment agreements described below, reviews and recommends to our Board of Directors for its approval the salaries and bonuses of our executive officers—Thomas C. Walker, Chairman of the Board and Chief Development Officer; Ed H. Bowman, Jr., President and Chief Executive Officer; Barry L. Edwards, Executive Vice President and Chief Financial Officer; Charles S. Gilbert, Senior Vice President, General Counsel and Secretary; Bryan Hill—Vice President and Chief Accounting Officer; Michael S. Rupe, President—Information Distribution Solutions Division; Kerry Walbridge, President—Business Process Solutions Division; and Ronald Zazworsky, President—HealthSERVE Division, and additionally for 2004, David Delgado, President—Legal Claims and Consulting Division, Steve Davis, Chief Information Officer and Ralph Burns, Vice President of Corporate Development. In addition, our Compensation Committee makes recommendations to our Board with respect to the granting of stock options and restricted stock under our 2002 Long-Term Incentive Plan (the “2002 Plan”) and/or warrants to selected Directors, executive officers and other key employees.

Compensation Philosophy

Our executive compensation program is designed to integrate compensation with the achievement of our short-term and long-term business objectives and to assist us in attracting, motivating and retaining the highest quality executives.

Executive compensation is comprised of three components: (i) a base salary, which attracts talented employees and contributes to motivating and rewarding individual performance; (ii) an incentive bonus of cash, which integrates financial reward with the achievement of our short-term performance objectives; and (iii) a stock option and/or restricted stock incentive award program, which is intended to promote the achievement of long-term performance goals and to align the long-term interests of our executive officers with those of our stockholders.

The base salary and incentive bonus payable to each of our executive officers are presently governed by employment agreements entered into by us with each of these executive officers or in the absence of formal agreements, governed by employment letters. See “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” Our Compensation Committee conducts ongoing reviews of these employment agreements or other salary and bonus arrangements to ensure that they are consistent with our Compensation Committee’s then current philosophy.

Base Salary Compensation

Our Compensation Committee continues to believe that the retention of executives who have developed the skills and expertise required to lead our organization is vital to our competitive strength. Our Compensation Committee further believes that attracting other key employees who can supplement the efforts of our existing executives is absolutely critical. To this end, it is our Compensation Committee’s policy to continue to establish base pay at competitive levels.

Incentive Bonus Compensation

Our Compensation Committee believes that compensation should vary with corporate performance and that a significant portion of compensation should continue to be linked to the achievement of business goals. Under our employment agreements with our executive officers, the incentive bonus award component of their compensation is based on the achievement of certain levels of operating profitability or such other criteria as may be designated on an annual basis. This incentive bonus award component is subject to annual review by our Compensation Committee. In 2003, pursuant to the 2003 incentive bonus plan, the executive officers were paid cash bonuses on an individual basis based on the achievement of performance objectives.

Grants of Stock Options and Awards

It is the policy of our Compensation Committee to award stock options, restricted stock or similar awards to our executive officers and other key employees to align their interests with those of our long-term investors and to help attract and retain these persons. Restricted stock provides value on a greater or lesser basis as the value of our common stock goes up or down following vesting. Options or similar awards provide value to the recipients only if and when the market price of our common stock increases above the option or warrant grant price. To that end, there is ongoing review by the Committee of the market price of our common stock and the grant price of options or similar awards. It is our Committee’s goal to preserve these incentives as effective tools in motivating and retaining executives.

Options to purchase approximately 235,600 shares of our common stock were granted during 2003 to certain employees who were hired during 2003 and to the executive officers, other current management level employees and select key employees and consultants. Our Compensation Committee intended for such grants and awards to provide a meaningful long-term incentive to those individuals who have been identified as key to our future success, to help retain the services of these persons and to further link compensation to our overall performance. The Compensation Committee acknowledges that some prior grants that are significantly underwater may not achieve their intended purposes. Further, in 2003, 164,300 shares of restricted stock were awarded to the executive officers and non-employee directors.

General

If any of the above benefits, either alone or together with any other payments or benefits to covered senior executive employees, including any named executive officers, would constitute an “excess parachute payment” subject to the excise tax under certain provisions of the Internal Revenue Code, the senior executive employment agreements provide that an additional payment would be made to each affected covered employee so that such excise tax is reimbursed on a net after-tax basis.

Compensation of our Chief Executive Officer

Our Compensation Committee considers several factors in establishing our Chief Executive Officer’s compensation package, including market pay practices, performance level, contributions toward achievement of strategic goals and our overall financial and operating success. Compensation paid during 2003 to Mr. Bowman was composed of the base salary set forth in Mr. Bowman’s amended employment agreement, a cash bonus pursuant to his employment agreement and an additional cash bonus in recognition of the additional duties and responsibilities Mr. Bowman undertook following the departure of the Company’s former Chief Operating Officer. See “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Historically, Mr. Bowman has been issued on an annual basis some combination of options and warrants, some of which vest over time while others vest upon our achievement of designated earnings targets. Mr. Bowman was granted 62,100 options and awarded 60,000 shares of restricted stock in 2003, all of which vest over time.

THE COMPENSATION COMMITTEE

Donald F. Moorehead, Jr., Chairman
Michael J. Bradley
Hon. Edward M. Rowell

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by our Chief Executive Officer and each of our other four most highly compensated executive officers (collectively, the “named executive officers”).

		Annual Compensation						Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options/SARS/ Warrants (#)(2)	All Other Compensation ($)
Ed H. Bowman, Jr.	2001	575,000		—		30,681	(3)	—		169,525	—
President and Chief	2002	575,000		575,000		29,134	(4)	—		223,000	58,000	(5)
Executive Officer	2003	575,000		650,000		27,257	(6)	1,079,400	(7)	62,100	57,500	(5)
Thomas C. Walker	2001	330,000		—		26,086	(8)	—		65,000	—
Chairman of the Board	2002	330,000		214,500		23,298	(9)	—		86,500	33,000	(5)
and Chief Development	2003	330,000		215,000		23,942	(10)	323,820	(7)	22,500	33,000	(5)
Officer
Kerry D. Walbridge	2001	197,115	(11)	—		11,849	(12)	—		75,000	—
Division President—	2002	250,000		200,000		16,113	(13)	—		30,000	—
Business Process	2003	275,000		175,000		23,659	(14)	224,875	(7)	10,000	—
Solutions
Barry L. Edwards	2001	279,682		57,300	(15)	22,452	(16)	—		43,300	—
Executive Vice President	2002	275,540		233,000		22,122	(17)	—		84,300	28,000	(5)
and Chief Financial	2003	308,000		22,0000		23,119	(18)	179,900	(7)	20,000	30,800	(5)
Officer
Ronald Zazworsky	2001	275,000		15,000	(15)	21,906	(19)	—		54,000	—
President—HealthServe	2002	275,000		100,000		23,940	(20)	—		12,000	—
Division	2003	275,000		100,000		22,419	(20)	179,900	(7)	—	—

(1)          In addition, in 2001, options and warrants were issued in lieu of cash bonuses.

(2)          Represents options and warrants granted to purchase the stated number of shares of our common stock.

(3)          Includes auto allowance ($11,000), medical insurance reimbursement, life insurance premium reimbursement ($9,500), club dues, legal expenses and cost of comprehensive physical.

(4)          Includes auto allowance ($12,000), medical insurance reimbursement, medical co-pay reimbursement, club dues, legal expenses, financial planning expense and tax planning expense.

(5)          Consist of the Company’s contribution to such employee’s Non-Qualified Plan account.

(6)          Includes auto allowance ($12,000), medical insurance reimbursement, medical co-pay reimbursement, club dues, cost of comprehensive physical and tax planning expense.

(7)          Based on a  price of $17.99, the closing price of the Company’s common stock on May 21, 2003, the date the restricted stock was awarded. Such awards vest over time, with the possibility of accelerated vesting upon the achievement of designated results.

(8)          Includes auto allowance ($11,000), medical insurance reimbursement, tax planning expense ($7,000) and club dues.

(9)          Includes auto allowance ($12,000), medical insurance reimbursement, life insurance premium reimbursement ($7,000) and club dues.

(10)   Includes auto allowance ($12,000), medical insurance reimbursement, life insurance reimbursement ($7,000) and cost of comprehensive physical.

(11)   Represents salary for a partial year’s service.

(12)   Includes auto allowance ($9,250) and medical insurance reimbursement.

(13)   Includes auto allowance ($12,000) and medical insurance reimbursement ($4,113).

(14)   Includes auto allowance ($12,000), medical insurance reimbursement, medical co-pay reimbursement and life insurance premium reimbursement ($7,200).

(15)   Such bonuses relate to prior year performance.

(16)   Includes auto allowance ($11,000), medical insurance reimbursement, life insurance premium, club dues and tax planning expense.

(17)   Includes auto allowance ($12,000), medical insurance reimbursement, medical co-pay reimbursement and tax planning expense.

(18)   Includes auto allowance ($12,000), medical insurance reimbursement, life insurance reimbursement, medical co-pay reimbursement and cost of comprehensive physical.

(19)   Includes auto allowance ($11,000), medical insurance premium reimbursement, life insurance reimbursement and club dues.

(20)   Includes auto allowance ($12000), medical insurance premium reimbursement ($6,000) and life insurance premium reimbursement ($6,000).

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning the grants of stock options to the named executive officers during fiscal 2003.

	Individual Grants
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in 2003	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted(#)(2)		(%)	($/Sh)	Date	5% ($)	10% ($)
Ed H. Bowman, Jr. President and Chief Executive Officer	62,100	(1)	26.4	17.99	5/21/13	702,588	1,780,496
Thomas C. Walker Chairman of the Board and Chief Development Officer	22,500	(1)	9.6	17.99	5/21/13	254,561	645,107
Kerry D. Walbridge Division President—Business Process Solutions	10,000	(1)	4.2	17.99	5/21/13	113,138	286,714
Barry L. Edwards Executive Vice President and Chief Financial Officer	20,000	(1)	8.5	17.99	5/21/13	226,276	573,429
Ronald Zazworsky Division President—HealthServe	0		—	—	—	—	—

(1)          These options are exercisable as to 20% of the underlying shares on May 21, 2004, 30% on May 21, 2005 and 50% on May 21, 2006.

(2)          These options entitle the holder to purchase shares of our common stock at an exercise price equal the fair market value per share of our common stock as of the date the option was granted.

(3)          The potential realizable values are the results of calculations at assumed annual rates of stock price appreciation of five percent and ten percent. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to optionees is possible without an increase in stock prices, which will benefit all stockholders. Options become immediately exercisable in the event of a change-in-control as defined in our 1995 Stock Option Plan, as amended (the “1995 Plan”), and our 2002 Plan.

AGGREGATED OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION/WARRANT VALUES

The following table provides information, with respect to the named executive officers, concerning options and warrants exercised during fiscal 2003 and the options and warrants held as of December 31, 2003.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options and Warrants at Fiscal Year End (#)		Value of Unexercised In-The-Money Options and Warrants at Fiscal Year End(1)($)
Name	Exercise(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ed H. Bowman, Jr. President and Chief Executive Officer	—	—	513,625	378,500	669,875	486,016
Thomas C. Walker Chairman of the Board and Chief Development Officer	—	—	169,283	143,300	279,812	190,600
Kerry D. Walbridge Division President—Business Process Solutions	—	—	26,000	89,000	12,730	125,520
Barry L. Edwards Executive Vice President and Chief Financial Officer	—	—	45,000	152,600	3,500	171,950
Ronald Zazworsky Division President—HelathServe	—	—	141,633	50,800	152,374	30,200

(1)          The value of an unexercised option or warrant at December 31, 2003 is determined by subtracting the exercise price of the option or warrant from the last sale price of a share of our common stock on last trading day of 2003, December 31, 2003 ($25.45), as reported by The NASDAQ Stock Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides the indicated information as of December 31, 2003, regarding the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	2,945,037	(1)	$26.71	653,411	(2)(3)
Equity compensation plans not approved by security holders	548,587	(4)	$28.82	0	(3)
Total	3,493,624		$27.04	653,411	(2)(3)

(1)          Represents 2,392,752 shares of underlying options and 552,285 shares of underlying warrants.

(2)          The number of securities available for issuance under the 2002 Plan (which effectively replaced the Company’s 1995 Stock Option Plan (the “1995 Plan”)) at any time is the greater of 650,000 or 16% of the total number of shares of stock outstanding, plus 600,000, less any awards then outstanding.

(3)          Warrants, when issued, have been issued outside of our 1995 Plan and our 2002 Plan. The number of such warrants that may be issued from time to time by the Company are subject to approval by the Board of Directors. Historically, warrants have been issued from time to time in connection with acquisitions in lieu of a portion of purchase price or to certain individuals in lieu of cash bonuses.

(4)   Represents shares underlying warrants.

PERFORMANCE GRAPH

The following graph compares, on a dividend reinvestment basis, the cumulative total return of our common stock with Standard & Poor’s 500 composite stock price index, Standard & Poor’s 600 SmallCap composite stock price index and the NASDAQ Computer & Data Processing Services composite stock price index for the period from January 1, 1999 through December 31, 2003, assuming $100 was invested on January 1, 1999 in each case.

The NASDAQ Computer & Data Processing Services composite index is prepared by the Center for Research in Security Prices at the University of Chicago by reference to NASDAQ companies with businesses that fall within Standard Industrial Classification 737 (Business Services: Computer Programming and Data Processing, including data preparation, processing and information retrieval services). The NASDAQ Stock Market provides this index to NASDAQ-listed companies for use in their stock performance charts. In order to compare our performance with relevant and readily ascertainable indices, we have adopted this index in lieu of constructing a custom peer group of business process outsourcing companies. For similar reasons, we have voluntarily included the S&P 500 Stock Index, in addition to our chosen broad based index of the S&P 600 SmallCap Composite Stock Price Index. The performance of our common stock reflected below is not necessarily indicative of future performance.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03
Sourcecorp Inc.	$100	$106	$115	$105	$58	$80
S&P © 500	$100	$121	$110	$97	$76	$97
S&P © 600	$100	$112	$126	$134	$114	$159
Nasdaq Computer & Data Processing	$100	$220	$101	$82	$56	$74

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2003, our Compensation Committee consisted of Messrs. Bradley, Moorehead and Rowell. All of the members of the Compensation Committee are independent, non-employee Directors and are not former officers. During 2003, no executive officer served as a member of the board of directors or on the compensation committee of a company where any of its executive officers served on our Compensation Committee or on our Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Each of Messrs. Walker, Bowman, Edwards, Gilbert, Hill, Delgado, Rupe, Walbridge and Zazworsky have entered into employment agreements with us. Mr. Bowman’s employment agreement is for a term ending December 31, 2008, with an automatic annual five-year renewal unless prior notice of nonrenewal is given to him according to the terms of the agreement. Mr. Walker’s employment agreement is for a term ending December 31, 2005, with an automatic annual two-year renewal unless prior notice of nonrenewal is given to him according to the terms of the agreement. Messrs. Delgado, Edwards, Gilbert, Hill, Rupe, Walbridge and Zazworsky each have an employment agreement for a term ending December 31, 2004. Pursuant to the employment agreements, each employee named above receives an annual base salary and is eligible for additional year-end bonus compensation.

Each of the employment agreements provides that, in the event of a termination of employment by us without cause or by the employee for good reason, the employee will be entitled to receive from us a lump-sum payment equal to the employee’s then current salary for the greater of two years or the remainder of the term under the employment agreement in the case of Messrs. Bowman and Walker; one year’s salary in the case of Messrs. Edwards, Gilbert, Walbridge and Zazworsky; and the greater of six month’s salary or salary for the remainder of the term in the case of Messrs. Hill, Delgado and Rupe.

In the event of a change in control, if the employee has not received notice 15 days prior to the event resulting in such change of control that such employee’s employment will be continued by our successor, the amount of the lump-sum payment to be made to the employee shall be 5 times the sum of annual salary and maximum bonus in the case of Mr. Bowman; 3.64 times in the case of Mr. Walker; 2.5 times in the case of Mr. Edwards; 1.72 times in the case of Mr. Zazworsky; 1.22 times in the case of Mr. Gilbert; 1.15 times in the case of Messrs. Delgado, Rupe and Walbridge; and 1 times in the case of Mr. Hill. In addition, in the event of a change in control with notice that the employee’s agreement will be assumed by our successor, the amount of the lump-sum payment to be made to the employee upon resignation (or termination after such change of control) shall be the same respective multiple of the sum of annual salary and maximum bonus set forth in the previous sentence in the case of Messrs. Bowman, Walker, Edwards, Gilbert, and Zazworsky, and such individuals shall each have two years to determine whether or not to resign and receive their lump-sum payment. In the case of Messrs. Hill, Delgado, Rupe and Walbridge, in the event of a change of control, the term of their respective employment agreements shall be extended for one year following the consummation of the change in control, and the severance for termination of employment by the company without cause shall upon a change of control be 1.15 times (or 1 times in the case of Mr. Hill) the sum of such employee’s annual salary and maximum bonus. Further, in the case of a termination of the employment agreements of Messrs. Bowman or Walker in connection with a change in control, such respective employees would be entitled to the continuation of certain benefits, including insurance coverage, for a period of three years.

Further, the Company’s employment letter with Mr. Burns provides that in the event such employee’s employment is terminated other than for Good Cause, such employee would be entitled to six months’ severance; such employment letter also provides for six months’ severance if such employee’s employment is adversely changed and terminated within six months of a change in control, or such employment is not assumed by such successor following such change in control.  Similarly, the Company’s employment letter with Mr. Davis provides that in the event such employee’s employment is terminated other than for Good Cause, such employee would be entitled to six months’ severance; such employment letter also provides for six months’ severance if such employee’s employment is adversely changed and during the sixth month following such change in control he terminates his employment, such employment is terminated by the successor during the six months following the change in control, or such employment is not assumed by such successor following such change in control.

Each of the employment agreements for Messrs. Bowman, Walker, Edwards, and Gilbert contains a covenant not to compete with us for a period of two years following termination of employment, provided that: (i) in the event of a termination of employment by us without cause, the term of the covenant not to compete contained in the employment agreement will be shortened to one year; and (ii) in the event of termination of employment by the employee for good reason or in the event we experience a change in control wherein the employee does not receive notice 15 days prior to the event resulting in such change of control of the continuation of the employee’s employment, the covenant-not-to-compete with us shall not apply. Each of the employment agreements for Messrs. Hill, Delgado, Rupe and Walbridge contains a covenant not to compete with us for a period of two years for some activities and one year for other activities following termination of employment, provided that in the event of a termination of employment by us without cause, a termination of employment by the employee for good reason or in the event we experience a change in control wherein the employee does not receive notice 15 days prior to the event resulting in such change of control of the continuation of the employee’s employment, the covenant-not-to-compete with us shall be shortened to the greater of the remaining term or 6 months for some activities and remain at 2 years for other activities. Mr. Zazworsky’s employment agreements contains a covenant not to compete with us for a period of three years following termination of employment and in the event of a change in control wherein the employee does not receive notice 15 days prior to the event resulting in the change of control of the continuation of such employee’s employment, the covenant-not-to-compete with us will not apply. If applicable law reduces the time period during which any employee is prohibited from competing with us, such employment agreements provide that the covenant not to compete with us shall be reduced to the maximum period permitted by law.

CONSULTING AGREEMENT

Mr. Lowenstein entered into a consulting agreement with us in January 2000. Mr. Lowenstein’s consulting agreement was for an initial term of two years and automatically renews on a yearly basis thereafter unless terminated by him or us in accordance with the terms of the agreement. Under this agreement, Mr. Lowenstein is compensated for his non-Board related services as follows: (i) for acquisition related work, Mr. Lowenstein is compensated at the rate of 1.5% of earnings before interest and taxes acquired through acquisitions; for non-acquisition related work, Mr. Lowenstein is, as of 2004, compensated at the rate of $140 per hour or $1000 per day (whichever is less), all subject to an aggregate cap of $250,000. In 2003, Mr. Lowenstein was paid $60,841 pursuant to this arrangement.

Upon termination of this agreement, we will pay to Mr. Lowenstein all aggregate monies due and owing to him with respect to acquisitions closed on or before the date of termination.

In the event of a change in control, if Mr. Lowenstein has not received notice 15 days prior to the event resulting in such change of control that the terms of this agreement will not be continued by our successor, Mr. Lowenstein will receive a lump-sum termination payment in the amount of $1.5 million. In addition, in the event of a change in control of the Company with notice that this agreement will be assumed by our successor, the amount of the lump-sum payment to be made to Mr. Lowenstein, upon termination of his consulting agreement, will be $1.5 million. Mr. Lowenstein shall have one year to determine whether or not to terminate his consulting agreement and receive the lump-sum payment.

Additionally, Mr. Lowenstein’s consulting agreement contains a covenant not to compete with us during the term of the consulting agreement and for a period of two years immediately following the termination of the agreement.

From time to time, Mr. Shaw performs work on our behalf under a consulting arrangement in which we pay Mr. Shaw the lesser of $140 per hour or $1000 per day. Such work is unrelated to his director activities. In 2003, Mr. Shaw was paid $22,629 pursuant to this arrangement.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information, as of March 22, 2004, regarding the beneficial ownership of our common stock by (i) each person known to beneficially own more than 5% of our common stock; (ii) each Director, Director nominee and each named executive officer; and (iii) all Directors and named executive officers as a group. Unless otherwise indicated, the address of each person listed below is c/o SOURCECORP, Incorporated, 3232 McKinney Avenue, Suite 1000, Dallas, Texas 75204. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. At March 22, 2004, there were 16,282,648 shares of our common stock outstanding (excluding 36,670 shares held by one of our wholly-owned subsidiaries and 13,841 shares of our common stock held by the Company).

Name of Beneficial Owner	Shares Owned		Percent of Outstanding Common Stock
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	1,696,600		10.4%
T. Rowe Price Associates, Inc.(2) 100 East Pratt Street Baltimore, MD 21202	1,561,400		9.6%
Barclays Global Investors, NA and affiliates(4) 45 Fremont Street San Francisco, CA 94105	1,484,110	(5)	9.1%
Awad Asset Management, Inc.(3) 880 Carillon Parkway St. Petersburg, FL 33716	1,345,997		8.3%
Dimensional Fund Advisors Inc.(6) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	871,819		5.4%
Other
Ed H. Bowman, Jr.(7)	685,695		4.2%
Thomas C. Walker(8)	255,083		1.6%
Barry L. Edwards(9)	85,000		*
Kerry D. Walbridge(10)	68,750		*
Ronald Zazworsky(11)	159,683		*
Jonathan B. Shaw(12)	33,500		*
Michael J. Bradley(13)	24,400		*
David Lowenstein(14)	27,500		*
Hon. Edward M. Rowell(15)	18,800		*
Donald F. Moorehead, Jr.(16)	18,000		*
G. Michael Bellenghi(17)	3,000		*
All Directors and executive officers as a group (17 persons)(18)	1,619,401		9.9%

*                    Represents less than 1%.

(1)          Based solely on information provided on Schedule 13G (Amendment No. 3) dated February 17, 2004, which reflects sole voting power with respect to 0 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,696,600 shares and shared dispositive power with respect to 0 shares. Such amendment to Schedule 13G also lists Edward C. Johnson 3d, Abigail P. Johnson and

Fidelity Management & Research Company as beneficial owners of such securities as a result of the ownership structure of such entity.

(2)          Based solely on information provided on Schedule 13G (Amendment No. 7) dated February 13, 2004, which reflects sole voting power with respect to 188,200 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,561,400 shares and shared dispositive power with respect to 0 shares. These securities are owned by various individuals and institutional investors, for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)          Based solely on information provided on Schedule 13G (Amendment No. 1) dated January 10, 2004, which reflects sole voting power with respect to 1,345,997 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,345,997 shares and shared dispositive power with respect to 0 shares.

(4)          Based solely on information provided on Schedule 13G dated February 13, 2004, which reflects sole voting power with respect to 1,401,671 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,401,671 shares and shared dispositive power with respect to 0 shares.

(5)          Consists of 1,120,582 shares beneficially owned by Barclays Global Investors, NA, 276,328 shares beneficially owned by Barclays Global Fund Advisors and 5,200 shares beneficially owned by Barclays Bank PLC.

(6)          Based solely on information provided on Schedule 13G dated February 6, 2004, which reflects sole voting power with respect to 871,819 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 871,819 shares and shared dispositive power with respect to 0 shares. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

(7)          Consist of 11,000 shares of common stock, 116,250 shares of restricted common stock and 558,445 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(8)          Consist of 32,000 shares of common stock held by such person, 2,000 shares of common stock held by such person’s spouse and 5,000 shares held by the Thomas C. and Carolyn W. Walker Family Foundation, 29,250 shares of restricted common stock and 186,833 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(9)          Consist of 3,500 shares of common stock, 21,250 shares of restricted common stock and 60,250 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(10)   Consist of 1,000 shares of common stock held by such person’s spouse, 23,750 shares of restricted common stock and 44,000 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(11)   Consist of 400 shares of common stock, 15,250 shares of restricted common stock and 144,033 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(12)   Consist of 11,000 shares of common stock, 2,000 shares of restricted common stock and 20,500 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(13)   Consist of 6,000 shares of common stock, 3,000 shares of restricted common stock and 15,400 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(14)   Consist of 2,000 shares of restricted common stock and 25,500 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(15)   Consist of 300 shares of common stock, 3,000 shares of restricted common stock and 15,500 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(16)   Consist of 3,000 shares of restricted common stock and 15,000 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

(17)   Consist of 3,000 shares of restricted common stock.

(18)   Consists of 73,750 shares of Common Stock, 294,300 shares of restricted common stock and 1,251,351 options or warrants currently exercisable or exercisable within 60 days of March 22, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPANY POLICY

It is our policy that transactions with our directors and executive officers, if any, will be reviewed, and if appropriate approved, by the Audit Committee of our Board of Directors. Any such transactions are intended to be on terms no less favorable to us than could be obtained from unaffiliated third parties. We did not have any transactions with any of our directors or executive officers in 2003 other than compensation related matters, which are covered elsewhere in this Proxy Statement.

INDEPENDENT ACCOUNTANTS

Independent Auditors Attendance at Stockholders Meeting

Deloitte & Touche LLP audited our books, records and accounts for fiscal 2003, and representatives of Deloitte & Touche LLP are expected to attend our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to answer appropriate questions that may be asked by stockholders.

As recommended by the Audit Committee of SOURCECORP, Incorporated, the Board of Directors, on April 17, 2002, decided to no longer engage Arthur Andersen LLP (“Andersen”) as independent auditors and engaged Deloitte & Touche LLP to serve as independent auditors for 2002.

Andersen’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2001 and December 31, 2000 respectively, and the subsequent interim period through the date of the Form 8-K on April 17, 2002, notifying of such auditor change, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. A copy of Andersen’s letter, dated April 18, 2002, stating its agreement with such statements was filed as an exhibit to the Company’s Form 8-K dated April 17, 2002.

During the Company’s fiscal years ended December 31, 2001 and December 31, 2000 respectively, and the subsequent interim period through August 11, 2002, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Auditors’ Fees

The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	2003	2002
Audit Fees(a)	334,600	351,500
Audit-Related Fees(b)	144,400	52,400
Tax Fees(c)	122,600	125,700
All Other Fees(d)	—	51,000
Total	601,600	580,600

(a)           Fees for audit services billed in 2003 and 2002 consisted of Audit of the Company’s annual financial statements and Reviews of the Company’s quarterly financial statements.

(b)          Fees for audit-related services billed in 2003 and 2002 consisted of

•       Financial accounting and reporting consultations

•       Sarbanes-Oxley Act, Section 404 advisory services

•       Employee benefit plan audits

(c)           Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice:

•       Fees for tax compliance services totaled $51,700 and $100,700 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.       Federal, state and local income tax return assistance

ii.     Sales and use, property and other tax return assistance

iii.    Assistance with tax return filings in certain foreign jurisdictions

iv.     Requests for technical advice from taxing authorities

v.      Assistance with tax audits and appeals

•       Fees for tax planning and advice services totaled $70,900 and $25,000 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

i.       Tax advice related to structuring certain proposed mergers, acquisitions and disposals

ii.     Tax advice related to the alteration of employee benefit plans

iii.    Tax advice related to an intra-group restructuring

(d)          There were no other fees for any other services billed in 2003

Fees for all other services billed in 2002 consisted of then permitted non-audit services, such as valuation services related to an acquisition and initial goodwill impairment valuation, which services were performed by Deloitte & Touche LLP before they became our independent accountants.

	2003	2002
Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit-Related Fees and Tax Compliance Fees	0.13:1	0:15:1

In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

On an annual basis, the Audit Committee pre-approves the permitted audit, audit-related, tax, and other services that Deloitte & Touche LLP may perform. As such, the services performed by Deloitte & Touche LLP in 2003 were pre-approved by the Audit Committee. Any requests for audit, audit-related, tax, and other services not previously approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. In addition, the Audit Committee generally requests a range of fees associated with each proposed service.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Sections 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to fiscal 2003, or written representations from certain reporting persons, to the best of our knowledge, all reports were filed on a timely basis.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR OUR 2005
ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals to be presented at our 2005 Annual Meeting of Stockholders must be received, in writing, by our Secretary at our principal executive offices no later than December 24, 2004 in order to be included in our Proxy materials relating to that meeting and such proposals must otherwise comply with the proxy rules relating to stockholder proposals. Stockholders who wish to submit a proposal for consideration at our 2005 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, should deliver a copy of their proposal in writing for receipt by our Secretary at our principal executive offices no later than March 9, 2005. If a stockholder fails to provide such notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the annual meeting.

REPORT ON FORM 10-K

OUR ANNUAL REPORT ON FORM 10-K FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2003, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE TO OUR STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST. EXHIBITS TO OUR FORM 10-K WILL BE FURNISHED UPON PAYMENT OF $.50 PER PAGE, WITH A MINIMUM CHARGE OF $5.00. REQUESTS FOR COPIES SHOULD BE DIRECTED TO SOURCECORP, INCORPORATED, 3232 MCKINNEY AVENUE, SUITE 1000, DALLAS, TEXAS 75204, ATTENTION: MARY LEOS, INVESTOR RELATIONS.

By Order of our Board of Directors

Charles S. Gilbert
Senior Vice President,
General Counsel and Secretary

Dallas, Texas
April 23, 2004

APPENDIX A

SOURCECORP, Incorporated
AUDIT COMMITTEE CHARTER

Composition

The Audit Committee of the Board of Directors of SOURCECORP, Incorporated (“Company”) shall consist of at least three independent directors. Members of the Committee shall be considered independent if (i) they have, in the opinion of the Board of Directors, no relationship to the Company that could interfere with the exercise of their independence from management and the Company; (ii) they, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee (or as otherwise permitted by the Securities and Exchange Commission (“SEC”)), (a) do not accept any consulting, advisory, or other compensatory fee from the Company and (b) are not an affiliated person of the issuer or any subsidiary thereof, and (iii) they satisfy such other requirements for independent directors for members of audit committee’s established by The National Association of Securities Dealers for The Nasdaq Stock Market, Inc. (or by such other national securities exchanges or national securities association through which the Company’s securities are from time to time listed), including that such directors shall neither be employed by the Company or any of its affiliates during the current year or any of the past three years, nor own or control 20% or more of the Company’s voting securities.

Sophistication

As determined by the Board of Directors, the Members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, as determined by the Board at least one member of the Audit Committee shall qualify as an “audit committee financial expert” as defined by the SEC and quoted below.

For the purposes of this Charter, an audit committee financial expert shall mean a person that has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal controls and procedures for financial reporting, and (v) an understanding of audit committee functions; provided, such attributes are acquired through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions, (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or other person performing similar functions, (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, or (iv) other relevant experience.

Advisors

In discharging its oversight role, the Audit Committee shall have the authority to retain independent counsel and other advisers, as it determines necessary to carry out its duties and to determine the funding associated therewith. The Audit Committee may request any officer or employee of the Company or the

Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Meetings

The Committee shall meet (in person or by telephone) as scheduled by the Chairperson selected by the Board of Directors as frequently as circumstances dictate, which is anticipated to be at least quarterly.

Responsibilities

The following functions shall be the key responsibilities of the Audit Committee in overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

1.      Provide an avenue of communication between the independent auditors, management, the internal audit department and the Board of Directors.

2.      The Committee shall be responsible for the appointment, termination, compensation, and oversight (including the resolution of disagreements, if any, between management and the auditor regarding financial reporting) of the independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work, and such independent auditors shall report directly to the Audit Committee. The Committee will:

•  Determine the amount of appropriate funding for the payment of the independent auditors and any advisors engaged by the Audit Committee.

•  Pre-approve (directly or through subcommittee of one or more independent directors that are members of the Audit Committee) retention of such independent auditors for all audit and non-audit services.

•  The Audit Committee shall not approve the retention of such independent auditors for the following prohibited activities:

•   bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution-in-kind reports; actuarial services, internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser or investment banking services; legal services or expert services unrelated to the audit; and such other services designated by regulation to be impermissible.

•  Receive an annual report from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, consider whether the provision of non-audit services, if any, is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

•  Annually appoint, on behalf of the Company, the independent auditor.

3.      Receive any notification from the independent auditor contemplated by Section 10A(b) of the Securities Exchange Act of 1934 (i.e. illegal acts).

4.      Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

5.      Review with management and the independent auditor the Company’s quarterly results prior to the filing of its Form 10-Q.

6.      Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

7.      Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”) relating to the conduct of the audit.

8.      Prepare a report, for inclusion in the Company’s proxy statement, disclosing that the Committee reviewed and discussed the audited financial statements with management and discussed certain independence and SAS 61 matters with the independent auditors. Based upon these discussions, state in the report whether the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report.

9.      Review and reassess the adequacy of the Audit Committee’s charter at least annually. If any revisions therein are deemed necessary or appropriate, submit the same to the Board for its consideration and approval.

10.   Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11.   Receive from the independent auditor a report covering (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iii) other material written communications between the registered public accounting firm and the management of the issuer, such as management letter or schedule of unadjusted differences, if any.

12.   Discuss with management, and if appropriate approve, insider or affiliated party transactions, if any, between the Company or its subsidiaries and any of its executive officers, directors, director nominees, 5% shareholders or immediate family of any of the foregoing persons, subject to such de minimis exceptions contemplated by SEC Regulation SK Item 404.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

Quorum

For the transaction of business at any meeting of the Audit Committee, two members shall constitute a quorum.

ANNUAL MEETING OF STOCKHOLDERS OF

SOURCECORP, Incorporated

May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

v   Please detach along perforated line and mail in the envelope provided.   v

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.      Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐	THOMAS C. WALKER
		☐	ED H. BOWMAN, JR.
☐	WITHHOLD AUTHORITY	☐	DAVID LOWENSTEIN
	FOR ALL NOMINEES	☐	G. MICHAEL BELLENGHI
		☐	MICHAEL J. BRADLEY
☐	FOR ALL EXCEPT	☐	DONALD F. MOOREHEAD, JR.
	(See instructions below)	☐	EDWARD M. ROWELL

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.      In their discretion, the proxies are authorized to vote upon such other business as may properly come before our Annual Meeting and any adjournment thereof.

Please sign, date and return the proxy card promptly using the enclosed envelope.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SOURCECORP, Incorporated

Annual Meeting of Stockholders - May 26, 2004

The undersigned hereby appoints Thomas C. Walker and Ed H. Bowman, Jr., and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of our common stock (par value $.01) of SOURCECORP, Incorporated that the undersigned is entitled to vote at our Annual Meeting of Stockholders to be held at our corporate headquarters at 3232 McKinney Avenue, Suite 500, Dallas, Texas 75204 on Wednesday, May 26, 2004, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS.

THIS PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS

(Continued and to be signed on the reverse side)